Exhibit 4.9

AMENDMENT TO

2022 UNSECURED Promissory notes

This Amendment to 2022 Unsecured Promissory Notes (this “Amendment”), dated as of February 28, 2023, is made and entered into by and among Genelux Corporation, a Delaware corporation (the “Company”), and the undersigned noteholders (the “Holders”) of the Company’s 2022 unsecured promissory notes (the “Notes”).

Recitals

A. The Company and the Holders are parties to one or more of the Notes.

B. The parties to this Amendment wish to amend the Notes as provided herein to extend the maturity date.

C. Section 6(d) of the Notes provides that the Notes may be amended or waived only with the written consent of (i) the Company and (ii) the Majority Holders (as defined in the Notes).

D. The Board of Directors of the Company has approved the execution of this Amendment by the Company.

E. The undersigned Holders constitute the Majority Holders.

AGREEMENT

The parties agree as follows:

1. Amendment to Preamble. The last two sentences of the preamble of the Notes are hereby deleted and replaced in their entirety with the following:

“All unpaid interest and principal shall be due and payable upon April 30, 2023, or such later date as agreed in writing by the Company and the Holder (the “Maturity Date”). The Company shall maintain a ledger of all Holders, and shall record all advances and payments thereon.”

2. Waiver. The Holder hereby waives any and all existing or continuing Events of Default (as defined in the Notes) under the Notes, if any, effective on and as of the date hereof.

3. Effect of Amendment. Other than as set forth in this Amendment, all of the terms and conditions of the Notes will continue in full force and effect. The provisions of Sections 6(a) (Waivers), 6(b) (Further Assurances), 6(d) (Amendment and Waiver), 6(m) (Governing Law), 6(n) (Binding Agreement), 6(o) (Counterparts; Manner of Delivery), 6(p) (Titles and Subtitles), 6(l) (Notices), 6(e) (Expenses), 6(f) (Waiver of Conflicts), 6(h) (Entire Agreement) and 6(k) (Broker’s Fees) of the Notes shall apply to the terms of this Amendment, mutatis mutandis, and are incorporated herein by reference.

4. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

In Witness Whereof, the parties have executed this Amendment to 2022 Unsecured Promissory Notes as of the date first written above.

COMPANY:

Genelux Corporation

By:	/s/ Thomas Zindrick, J.D.
Thomas Zindrick, J.D.
President and Chief Executive Officer

2

In Witness Whereof, the parties have executed this Amendment to 2022 Unsecured Promissory Notes as of the date first written above.

HOLDER:

Curtis and Jillian Helmer

By:	/s/ Curtis Helmer
Curtis Helmer

By:	/s/ Jillian Helmer
Jillian Helmer

3

In Witness Whereof, the parties have executed this Amendment to 2022 Unsecured Promissory Notes as of the date first written above.

HOLDER:

Daniel and Melodee Newbold

By:	/s/ Daniel Newbold
Daniel Newbold

By:	/s/ Melodee Newbold
Melodee Newbold

4

In Witness Whereof, the parties have executed this Amendment to 2022 Unsecured Promissory Notes as of the date first written above.

HOLDER:

Mark Buoye

/s/ Mark Buoye

5

In Witness Whereof, the parties have executed this Amendment to 2022 Unsecured Promissory Notes as of the date first written above.

HOLDER:

Mark Kunihira

/s/ Mark Kunihira

In Witness Whereof, the parties have executed this Amendment to 2022 Unsecured Promissory Notes as of the date first written above.

HOLDER:

Richard Kunihira

/s/ Richard Kunihira

In Witness Whereof, the parties have executed this Amendment to 2022 Unsecured Promissory Notes as of the date first written above.

HOLDER:

Peter Kroll

/s/ Peter Kroll

In Witness Whereof, the parties have executed this Amendment to 2022 Unsecured Promissory Notes as of the date first written above.

HOLDER:

Tamra Peeke

/s/ Tamra Peeke